Exhibit 5.1

2200 Ross Avenue, Suite 2800 • Dallas, Texas  75201-2784

Main: 214 855 8000 • Facsimile: 214 855 8200

February 5, 2013

Magnum Hunter Resources Corporation

Subsidiary Guarantors (as defined herein)

Ladies and Gentlemen:

We have acted as counsel to Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined herein) in connection with the preparation of the Registration Statement on Form S-4 as amended by Amendment No. 1 to Form S-4 filed on the date hereof (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) $600,000,000 aggregate principal amount of the Company’s 9.750% Senior Notes due 2020 (the “Exchange Notes”) to be issued in exchange for a like principal amount of the Company’s issued and outstanding 9.750% Senior Notes due 2020 (the “Outstanding Notes”), and (ii) the guarantees of the Exchange Notes (the “Guarantees”) of the Company’s subsidiaries identified in the Registration Statement (the “Subsidiary Guarantors”), including the Company’s subsidiaries listed in Annex A, attached hereto (the “Applicable Subsidiary Guarantors”), to be issued in the exchange of the Exchange Notes and the Outstanding Notes.  The Exchange Notes will be issued under the same indenture as the Outstanding Notes, which indenture is dated as of May 16, 2012 (as amended or supplemented and in effect, the “Indenture”), among the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., as paying agent, registrar and authenticating agent (the “Paying Agent”).

In connection with the foregoing, we have examined originals or copies of such corporate records, limited liability company records and limited partnership records, as applicable, of the Company and the Applicable Subsidiary Guarantors, certificates and other communications of public officials, certificates of officers, managers, members and partners, as applicable, of the Company and the Applicable Subsidiary Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein.  As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Applicable Subsidiary Guarantors and on certificates and other communications of public officials.  We have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the legal capacity of each individual who signed any of those documents.  We have also assumed that (i) the Indenture has been duly authorized, executed and delivered by each of the Trustee and the Paying Agent and constitutes the legal, valid and binding obligation of each of the Trustee and the Paying Agent, and (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and

AUSTIN • BEIJING • DALLAS • DENVER • DUBAI • HONG KONG • HOUSTON • LONDON • LOS ANGELES
MINNEAPOLIS • MUNICH • NEW YORK • RIYADH • SAN ANTONIO • SOUTHPOINTE • ST. LOUIS • WASHINGTON DC

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the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

1.                                      The Exchange Notes and the Guarantees of the Applicable Subsidiary Guarantors have been duly authorized;

2.                                      When (i) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, and (ii) the Exchange Notes have been duly executed and issued by the Company, duly authenticated by the Trustee as provided in the Indenture and duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

3.                                      When (i) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, and (ii) the Guarantees have been duly executed and issued by the Subsidiary Guarantors and duly delivered against surrender and cancellation of the corresponding guarantees of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas, the laws of the State of Colorado, the Delaware Constitution, and the General Corporation Law and the Limited Liability Company Act of the State of Delaware and reported judicial interpretations of such laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Local counsel, Wyatt Tarrant & Combs, LLP, has rendered an opinion with regard to Subsidiary Guarantors that are organized or formed under the laws of the State of Kentucky, and such opinion has been filed with the Registration Statement.

The enforceability of the Exchange Notes and the Guarantees may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion.  In addition, we express no opinion concerning the validity or enforceability of any provisions of the Exchange Notes or the Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.
FULBRIGHT & JAWORSKI L.L.P.

Annex A

Applicable Subsidiary Guarantors

Entity	State of Formation or Organization

Alpha Hunter Drilling, LLC	Delaware

Bakken Hunter, LLC	Delaware

Eagle Ford Hunter, Inc.	Colorado

Hunter Aviation, LLC	Delaware

Hunter Real Estate, LLC	Delaware

Magnum Hunter Marketing, LLC	Delaware

Magnum Hunter Resources GP, LLC	Delaware

Magnum Hunter Resources, LP	Delaware

NGAS Hunter, LLC	Delaware

PRC Williston LLC	Delaware

Triad Hunter, LLC	Delaware

Triad Hunter, LLC	Delaware

Williston Hunter, Inc.	Delaware

Williston Hunter ND, LLC	Delaware

Viking International Resources Co., Inc.	Delaware